June 1, 1999


Edge Petroleum Corporation
1111 Bagby
Suite 2100
Houston, Texas 77002

Ladies and Gentlemen:

     As set forth in the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Edge Petroleum Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the proposed sale from time to time, of (i) up to 1,820,000 shares (the "Offered Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), including 420,000 shares (the "Warrant Shares"), of Common Stock issuable upon exercise of the Warrants (as hereinafter defined), and (ii) up to 420,000 warrants each for the purchase of one share of Common Stock (the "Warrants" and, together with the Offered Shares, the "Securities"), certain legal matters in connection with the Securities are being passed upon for the Company by us. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.
     The Warrants are exercisable to acquire the Warrant Shares pursuant to the terms and conditions set forth in Warrant Agreement dated as of May 6, 1999 between the Company and the purchasers named therein, which was filed as Exhibit
4.10 to the Registration Statement, and the Warrants, a form of which was filed as Exhibit 4.11 to the Registration Statement. In our capacity as your counsel in the connection referred to above, we have examined the Restated Certificate of Incorporation and the Bylaws of the Company, each as amended to date, and the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinion hereinafter expressed. In giving such opinion, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

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          On the basis of the foregoing, we are of the opinion that:

          1.The Securities are duly authorized;

          2.The Securities (other than the Warrant Shares) have been validly issued, and are fully paid and are nonassessable; and

          3.If and when issued to holders of Warrants directly upon exercise thereof in accordance with all the terms and conditions set forth in the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                                 Very truly yours,


                                             /S/ Baker & Botts, L.L.P.